November 14, 2016
BLUCORA ENTERS INTO DEFINITIVE AGREEMENT TO SELL MONOPRICE
Net proceeds from sale to be used to reduce debt

BELLEVUE, WA -- (Globe Newswire) -- 11/14/16 -- Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals, today announced that it has entered into a definitive agreement to sell its Monoprice business to YFC – BonEagle Electronic Co., Ltd, a leading provider of power cord sets and networking peripherals, for $40 million in cash.
"This announcement marks the final step in our transformation to a financial solutions firm,” said John Clendening, president and chief executive officer of Blucora. "We have done exactly as we said we would: earlier in the year we sold our legacy Infospace business and we will soon divest Monoprice. We have driven strong cash-flow performance and made terrific strides in de-levering the business. The progress we’ve made toward becoming a technology-enabled financial solutions company is unmistakeable and I’m excited about the terrific growth potential we see ahead.”
"Our ultimate goal is to create a sales/manufacturing dual-force dynamic for the group's next generation growth. This acquisition will allow YFC-Monoprice to consolidate purchasing bargaining power via Asia supply chain integration and make our strong product offering and market coverage in the United States even more comprehensive and competitive." said, Mr. Chun-Rong Yeh, Chairman of YFC-BonEagle.
The transaction is expected to close in the fourth quarter, subject to the satisfaction of customary closing conditions. Financo is serving as exclusive financial advisor to Blucora in connection with this transaction.

About Blucora
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Blucora's actual results include satisfaction of closing conditions, the possibility that the transaction does not close when expected or at all, the effect of taxes, balance sheet working capital adjustments and indemnity obligations, general economic, industry and market sector conditions, and other risks that are described in Blucora's public filings with the Securities and Exchange Commission (the "SEC"). A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in Blucora's most recent Annual Report on Form 10-K and quarterly reports on form 10-Q as filed from time to time with the SEC in the section entitled "Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
Contact
Stacy Ybarra
Stacy.Ybarra@Blucora.com
425-709-8127